                                                                     EXHIBIT 3.2
                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                          DAL-TILE INTERNATIONAL INC.


                                   ARTICLE 1
                                   ---------

                                 Stockholders
                                 ------------

          SECTION 1.  Annual Meeting.  The annual meeting of the stockholders of
                      --------------
the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

          SECTION 2.  Special Meetings.  Except as otherwise provided in the
                      ----------------
Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of stockholders holding together at least fifty percent (50%) of the number of shares of stock outstanding and entitled to vote at such meeting. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

          SECTION 3.  Notice of Meetings.  Except as otherwise provided in these
                      ------------------
By-Laws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at his address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          SECTION 4.  Quorum.  At any meeting of the stockholders, the holders
                      ------
of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum; provided, however, that at any meeting of the stockholders at which the holders
- --------  -------
of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these By-Laws, in which case the representation of the number of shares of such class so required shall constitute a quorum.

          SECTION 5.  Adjourned Meetings.  Whether or not a quorum shall be
                      ------------------
present in person or represented at any meeting of the stockholders, the holders of a majority in number of shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of
              --------  -------
the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

          SECTION 6.  Organization.  The Chairman of the Board or, in his
                      ------------
absence, the President shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board and the President, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman of the meeting.

          The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary of the Corporation to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten (10) days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

          SECTION 7.  Voting.  Except as otherwise provided in the Certificate
                      ------
of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action, other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

          Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

          SECTION 8.  Inspectors.  When required by law or directed by the
                      ----------
presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

          SECTION 9.  Consent of Stockholders in Lieu of Meeting.  Unless
                      ------------------------------------------
otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 10. Advance Notice Provisions for Election of Directors.
                      ---------------------------------------------------
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedure set forth in this Section 10.

          In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that if less than seventy (70) days' notice or prior public
- --------  -------
disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          SECTION 11.  Advance Notice Provisions for Business to be Transacted
                       -------------------------------------------------------
at Annual Meeting.  No business may be transacted at an annual meeting of
- -----------------
stockholders, other than business that is: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedure set forth in this Section 11.

          In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that if less than seventy
                                   --------  -------
(70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of such stockholder, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11; provided, however, that once business
                                         --------  -------
has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of the meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          SECTION 12.  Order of Business.  The order of business at all meetings
                       -----------------
of the stockholders shall be as determined by the Chairman of the meeting.

                                  ARTICLE II
                                  ----------

                              Board of Directors
                              ------------------

          SECTION 1.  Number and Term of Office.  The business and affairs of
                      -------------------------
the Corporation shall be managed by or under the direction of ten (10) Directors, who need not be stockholders of the Corporation. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal. The number of Directors may be altered from time to time by amendment of these By-Laws.

          SECTION 2.  Removal, Vacancies and Additional Directors.  The
                      -------------------------------------------
stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without case, any Director and fill the vacancy; provided, however, that whenever any Director shall have been
             --------  -------
elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy or newly created directorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

          When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

          SECTION 3.  Place of Meeting.  The Board of Directors may hold its
                      ----------------
meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

          SECTION 4.  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

          SECTION 5.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors shall be held whenever called by direction of the Chairman of the Board, the President or by any two of the Directors then in office.

          Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least three days before the meeting or by causing the same to be delivered personally or transmitted by telegraph, facsimile, telex or sent by certified, registered or overnight mail at least one day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of these By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-Laws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these By-Laws.

          SECTION 6.  Quorum.  Subject to the provisions of Section 2 of this
                      ------
Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

          SECTION 7.  Organization.  At each meeting of the Board of Directors,
                      ------------
the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in his absence, another Director chosen by a majority of the Directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 8.  Committees.  The Board of Directors may, by resolution
                      ----------
passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified members. Any such committee, to the extent provided by resolution passed by a majority of the whole Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws; and unless such resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          SECTION 9.  Conference Telephone Meetings.  Unless otherwise
                      -----------------------------
restricted by the Certificate of Incorporation or by these By-Laws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          SECTION 10.  Consent of Directors or Committee in Lieu of Meeting.
                       ----------------------------------------------------
Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

          SECTION 1.  Number and Qualifications.  The officers of the
                      -------------------------
Corporation shall be elected by the Board of Directors and shall include the President, one or more Vice Presidents, the Secretary and the Treasurer. If the Board of Directors wishes, it also may elect as an officer of the Corporation a Chairman of the Board and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

          All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors also shall be subject to removal, with or without cause, at any time by the officers appointing them.

          Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

          In addition to the powers and duties of the officers of the Corporation as set forth in the By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

          SECTION 2.  Chairman of the Board.  The Chairman of the Board, if one
                      ---------------------
shall have been elected, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall advise and counsel with the President and with other executives of the Corporation, and also shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

          SECTION 3.  The President.  The President shall be the chief executive
                      -------------
officer of the Corporation. He shall, in the absence of the Chairman of the Board or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of President and chief executive officer and also shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

          SECTION 4.  Vice Presidents.  Each Vice President shall perform all
                      ---------------
duties incident to the office of Vice President and also shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the By-Laws or by the Board of Directors, the Chairman of the Board or the President.

          SECTION 5.  The Secretary.  The Secretary shall keep the minutes of
                      -------------
all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chairman of the Board or the President shall authorize and direct; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chairman of the Board or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; and he shall perform all duties incident to the office of Secretary and also shall have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws or the Board of Directors, the Chairman of the Board or the President.

          SECTION 6.  The Treasurer.  The Treasurer shall have custody of, and
                      -------------
when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors or the President shall render statements of such accounts; he shall, at all reasonable times, exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and he shall perform all duties incident to the office of Treasurer and also shall have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors, the Chairman of the Board or the President.

          SECTION 7.  Additional Officers.  The Board of Directors may from time
                      -------------------
to time elect such other officers (who may but need not be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President.

          The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

          SECTION 8.  Giving of Bond by Officers.  All officers of the
                      --------------------------
Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

          SECTION 9.  Voting Upon Stocks.  Unless otherwise ordered by the Board
                      ------------------
of Directors, the Chairman of the Board, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like power upon any other person or persons.

          SECTION 10.  Compensation of Officers.  The officers of the
                       ------------------------
Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

                                  ARTICLE IV
                                  ----------

                            Stock-Seal-Fiscal Year
                            ----------------------

          SECTION 1.  Certificates For Shares of Stock.  The certificates for
                      --------------------------------
shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.

          In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

          All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

          Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and cancelled.

          SECTION 2.  Lost, Stolen or Destroyed Certificates.  Whenever a person
                      --------------------------------------
owing a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he shall file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

          SECTION 3.  Transfer of Shares.  Shares of stock of the Corporation
                      ------------------
shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in the preceding section; provided, however,
                                                          --------  -------
that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

          SECTION 4.  Regulations.  The Board of Directors shall have power and
                      -----------
authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          SECTION 5.  Record Date.  In order that the Corporation may determine
                      -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the
- --------  -------
adjourned meeting.

          SECTION 6.  Dividends.  Subject to the provisions of the Certificate
                      ---------
of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

          Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

          SECTION 7.  Corporate Seal.  The Board of Directors shall provide a
                      --------------
suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors, the Chairman of the Board or the President.

          SECTION 8.  Fiscal Year.  The fiscal year of the Corporation shall be
                      -----------
such fiscal year as the Board of Directors from time to time by resolution shall determine.

                                   ARTICLE V
                                   ---------

                           Miscellaneous Provisions
                           ------------------------

          SECTION 1.  Checks, Notes, Etc.  All checks, drafts, bills of
                      -------------------
exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

          Checks, drafts, bill of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer, or otherwise as the Board of Directors may from time to time, by resolution, determine.

          SECTION 2.  Loans.  No loans and no renewals of any loans shall be
                      -----
contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other property at any time held by the

Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

          SECTION 3.  Waivers of Notice.  Whenever any notice whatever is
                      -----------------
required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

          SECTION 4.  Inconsistent Provisions.  If any provision of these By-
                      -----------------------
Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provisions of these By-Laws shall not be given any effect to the extent of such inconsistency, but shall otherwise be given full force and effect.

                                  ARTICLE VI
                                  ----------


                                  Amendments
                                  ----------

          These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these By-Laws was one of the purposes of the meeting; but these By-Laws and any amendment thereof, including the By-Laws adopted by the Board of Directors, may be altered, amended or repealed and other By-Laws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote an any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

                                  ARTICLE VII
                                  -----------

                   Indemnification of Officers and Directors
                   -----------------------------------------

          SECTION 1.  General.  The Corporation shall indemnify any person who
                      -------
was or is a party or is threatened to be made a party to any contemplated, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative ("Proceeding") (other than an action by or in the right of the Corporation) in whole or in part attributable to (a) the fact that he is or was a director or officer of the

Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (an "Indemnitee"), or
(b) anything done or not done by such Indemnitee in any such capacity, against expenses (including attorneys' fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement incurred by him or on his behalf in connection with such Proceeding ("Losses") if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that except as
                                           --------  -------
provided in Section 6 of this Article VII, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding initiated by such Indemnitee only if such Proceeding was authorized by the Board of Directors.

          SECTION 2.  Actions by or in the Right of the Corporation.  The
                      ---------------------------------------------
Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any pending, completed or threatened Proceeding brought by or in the right of the Corporation to procure a judgment in its favor in whole or in part attributable to (a) the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (also an "Indemnitee"), or
(b) anything done or not done by such Indemnitee in any such capacity, against expenses (including attorneys' fees) and Losses actually incurred by him or on his behalf in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which Delaware law expressly prohibits such indemnification by reason of an adjudication of liability of such person to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine equitable under the circumstances.

          SECTION 3.  Indemnification in Certain Cases.  Notwithstanding any
                      --------------------------------
other provision of this Article VII, to the extent that an Indemnitee has been wholly successful on the merits or otherwise absolved in any Proceeding referred to in Section 1 or 2 of this Article VII on any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) and Losses incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee, to the maximum extent permitted by law, against expenses (including attorneys' fees) and Losses actually incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 3 and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

          SECTION 4.  Procedure.  (a) Any indemnification under Sections 1 and 2
                      ---------
of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper (except that the right of Indemnitee to receive payments pursuant to Section 5 of this Article VII shall not be subject to this Section 4) in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. When seeking indemnification, Indemnitee shall submit a written request for indemnification to the Corporation. Such request shall include documentation or information which is necessary for the Corporation to make a determination of Indemnitee's entitlement to indemnification and what is reasonably available to Indemnitee. Such determination shall be made promptly, but in no event later than 30 days after receipt by the Corporation of Indemnitee's written request for indemnification. The Secretary of the Corporation shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors that Indemnitee has made such request for indemnification.

          (b) The entitlement of Indemnitee to indemnification shall be determined in the specific case by a majority vote of a quorum of the Board of Directors consisting of Disinterested Directors, except that such determination shall be made by Independent Legal Counsel, if either such a quorum is not obtainable or the Board of Directors, by the majority vote of Disinterested Directors, so directs.

          (c) If the determination of entitlement is to be made by Independent Legal Counsel, such Independent Legal Counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board of Directors so to select such Independent Legal Counsel or upon failure of Indemnitee so to approve, such Independent Legal Counsel shall be selected by the Chancellor of the State of Delaware or such other person as such Chancellor shall designate to make such selection.

          (d) If the Board of Directors or Independent Legal Counsel shall have determined that Indemnitee is not entitled to indemnification to the full extent of Indemnitee's request, Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in Section 6 of this
Article VII.

          (e) If the person or persons empowered pursuant to Section 4(b) of this Article VII to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination within 90 days after receipt by the Corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by Indemnitee of a material fact in the request for indemnification, or (ii) a final judicial determination that all of any part of such indemnification is expressly prohibited by law.

          (f) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not,
                                 ---- ----------
of itself, adversely affect the rights of Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that Indemnitee did not act in good faith and in a manner in which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or create a presumption that (with respect to any criminal action or proceeding) Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

          (g) For purposes of any determination of good faith hereunder, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Corporation or an Affiliate, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation or an Affiliate in the course of their duties, or on the advice of legal counsel for the Corporation or an Affiliate or on information or records given or reports made to the Corporation or an Affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or an Affiliate. The provisions of this Section 4(g) of this Article VII shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be a deemed to have met the applicable standard of conduct set forth in these By-Laws.

          (h) The knowledge and/or actions, or failure to act, of any Director, officer, agent or employee of the Corporation or an Affiliate shall not be imputed to Indemnitee for purposes of determining the right to indemnification under these By-Laws.

          SECTION 5.  Advances for Expenses and Costs.  All expenses (including
                      -------------------------------
attorneys' fees) incurred by or on behalf of Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting from time to time such advance or advances whether or not a determination to indemnify has been made under Section 4 of this Article VII (and even if the Board of Directors or Independent Legal Counsel has determined, pursuant to Section 4, that Indemnitee is not entitled to indemnification by reason of their conclusions that Indemnitee (a) did not act in good faith or in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or (b) had reasonable cause to believe his conduct was unlawful, but not after the conclusion of judicial proceedings under Section 6 of this Article
VII). Indemnitee's entitlement to such advancement of expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to these By-Laws. Such statement or statements shall evidence such expenses incurred (or reasonably expected to be incurred) by Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VII. The financial ability of an Indemnitee to repay an advance shall not be a prerequisite to the making of such an advance.

          SECTION 6.  Remedies in Cases of Determination not to Indemnify or to
                      ---------------------------------------------------------
Advance Expenses.  (a) If (i) a determination is made that Indemnitee is not
- ----------------
entitled to indemnification hereunder, (ii) advances are not made pursuant to
Section 5 of this Article VII, or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 4 of this Article VII, Indemnitee shall be entitled to seek a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of Indemnitee's entitlement to such indemnification or advance.

          (b) If a determination has been made in accordance with the procedures set forth in Section 4 of this Article VII, in whole or in part, that Indemnitee is not entitled to indemnification, any judicial proceeding referred to in paragraph (a) of this Section 6 shall be de novo and Indemnitee shall not be
                                         -- ----
prejudiced by reason of any such prior determination that Indemnitee is not entitled to indemnification.

          (c) If a determination is made or deemed to have been made pursuant to the terms of Section 4 or 6 of this Article VII that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding in the absence of (i) a misrepresentation of a material fact by Indemnitee, or (ii) a final judgment determination that all or any part of such indemnification is expressly prohibited by law.

          (d) To the extent deemed appropriate by the court, interest shall be paid by the Corporation to Indemnitee at a reasonable interest rate for amounts which the Corporation indemnifies or is obligated to indemnify Indemnitee for the period commencing with the date on which Indemnitee requested indemnification (or reimbursement or advancement of expenses) and ending with the date on which such payment is made to Indemnitee by the Corporation.

          SECTION 7.  Rights Non-Exclusive.  The rights of indemnification and
                      --------------------
advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, certificate of incorporation, by-law, agreement, vote of stockholders or resolution of directors of otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. No amendment, alteration, rescission or replacement of these By-Laws or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's position with the Corporation or an Affiliate or any other entity which Indemnitee is or was serving at the request of the Corporation prior to such amendment, alteration, rescission or replacement.

          SECTION 8.  Insurance.  The Corporation shall have power to purchase
                      ---------
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article VII.

          SECTION 9.  Survival of Rights.  The indemnification and advancement
                      ------------------
of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 10.  Indemnification of Employees and Agents of the
                       ----------------------------------------------
Corporation.  The Corporation may, by action of the Board of Directors from time
- -----------
to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article VII with respect to the indemnification of directors and officers of the Corporation.

          SECTION 11.  Definitions.  For purposes of this Article VII:
                       -----------

          (a) "Affiliate" includes any corporation, partnership, joint venture,
               ---------
employee benefit plan, trust or other enterprise that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation.

          (b) "Corporation" includes all constituent corporations absorbed in a
               -----------
consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          (c) "Disinterested Director" shall mean a director of the Corporation
               ----------------------
who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

          (d) "Independent Legal Counsel" shall mean a law firm or lawyer that
               -------------------------
neither is presently nor in the past five years has been retained to represent
(i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's right to indemnification under these By-Laws. All fees and expenses of the Independent Counsel incurred in connection with acting pursuant to these By-Laws shall be borne by the Corporation.

                                 ARTICLE VIII
                                 ------------

                                    Offices
                                    -------

          SECTION 1.  Registered Office.  The registered office of the
                      -----------------
Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

          SECTION 2.  Other Offices.  The Corporation also may have an office or
                      -------------
offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.